SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of report: November 5, 2009
(Date of earliest event reported)

PERVASIP CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465	13-2511270
(Commission File No.)	(I.R.S. Employer
Identification No.)

75 South Broadway, Suite 400
White Plains, New York 10601
 (Address of principal executive offices; zip code)

(914) 620-1500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.                      Entry into a Material Definitive Agreement.

Effective November 5, 2009, Pervasip Corp. (the “Company”) consummated a private placement pursuant to which the Company borrowed $50,000 from Valens U.S. SPV I, LLC (the “Investor”) and issued to the Investor a secured term note in the principal amount of $50,000 (the “Note”).  The Investor is an “accredited investor” (as such term is defined in the rules promulgated under the Securities Act of 1933, as amended).

The following describes certain of the material terms of the financing transaction with the Investor.  The description below is not a complete description of the material terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K:

Note Maturity Date, Principal Amount and Interest Rate.  The principal amount of the Note is $50,000 and the Note is payable on demand.  Interest will accrue on the unpaid principal on the Note at a rate per annum equal to the "prime rate" published in the The Wall Street Journal from time to time (the "Prime Rate") plus two percent (2.0%) per annum (the "Contract Rate").  The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate.

Payment of Interest and Principal.  Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days and shall be paid on the first day of each month commencing on December 1, 2009.  Principal is payable on demand by the Investor.

Security for Note.  The Note is secured by a blanket lien on substantially all of the Company’s assets pursuant to the terms of security agreements executed by the Company and its subsidiaries in favor of the Investor, certain affiliates of the Investor (“Investor Affiliates”) and a collateral agent for the Investor.  The Investor Affiliates hold 7 notes of the Company (“Other Notes”) in an aggregate principal amount of $12,088,468 that are secured by the same assets that secure the Note.  In addition, the Company has pledged its ownership interests in its subsidiaries pursuant to stock pledge agreements executed by the Company in favor of the Investor, the Investor Affiliates and a collateral agent for the Investor and the Investor Affiliates securing the Company’s obligations under the Note and Other Notes.  If an event of default occurs under the security agreement, the stock pledge agreement, the Other Notes or the Note, the secured parties have the right to accelerate payments under all promissory notes with the Investor or the Investor Affiliates, and in addition to any other remedies available to them, to foreclose upon the assets securing such promissory notes.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by reference, for a description of the terms of the sale of the Note to the Investor.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01               Financial Statements and Exhibits.

(c)	Exhibits.

Number	Documents

10.1	Demand Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIP CORP.

Date: November 12, 2009	By:	/s/ Paul H. Riss
Paul H. Riss Chief Executive Officer